As filed with the Securities and Exchange Commission on September 29, 1999
                                                      Registration No. 333-85395
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           Amendment No. 1 to Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ALLTEL Corporation
             (Exact name of registrant as specified in its charter)

Delaware                                                     34-0868285
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                  One Allied Drive, Little Rock, Arkansas 72202
                                 (501) 905-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                Francis X. Frantz
                    Executive Vice President-External Affairs
                                One Allied Drive
                           Little Rock, Arkansas 72202
                                  (501)905-8111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE
- ---------------------------------------------- ---------------------------------------------------------------------
   Title of Shares       Amount to         Proposed Maximum              Proposed Maximum            Amount of
 To be Registered(1)   Be Registered   Aggregate Price per Share(2)   Aggregate Offering Price   Registration Fee(3)
- --------------------   -------------   ----------------------------   ------------------------   -------------------
    Common Stock,        8,014,204              $68.125                    $545,967,648               $151,779
    $1 Par Value
- --------------------------------------------------------------------------------------------------------------------

(1) Rights to purchase Series K Preferred Stock of ALLTEL are attached to and trade with the ALLTEL Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low sales prices of a share of ALLTEL Common Stock on September 22, 1999 as reported by the New York Stock Exchange.
(3) $18,790 remitted herewith. $132,989 remitted in connection with the original filing on August 17, 1999.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated September 29, 1999

                                   PROSPECTUS

                                8,014,204 Shares

                               ALLTEL CORPORATION

                                  Common Stock

         The 8,014,204 shares of ALLTEL common stock covered by this prospectus are all being offered for the account of the selling shareholders listed on page 3. We will not receive any proceeds from any sales of these securities.

         Each of the selling shareholders may offer and sell from time to time shares of ALLTEL common stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to public and the net proceeds to the selling shareholders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

         ALLTEL common stock trades on the New York Stock Exchange under the symbol "AT." On September 28, 1999, the closing price of ALLTEL common stock on the New York Stock Exchange was $68.88 per share.

                            ------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         No person is authorized in connection with any offering of the shares to give any information or to give any representation not contained in this prospectus, and you should not rely on any such information or representation as having been authorized by ALLTEL or any selling shareholder. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

                  This Prospectus is dated September 29, 1999.

                               ALLTEL CORPORATION

         ALLTEL is an information technology company that provides wireline and wireless communications and information services. ALLTEL provides wireline local, long-distance, network access and internet services, wireless communications, wide-area paging service and information management services and software. ALLTEL also sells telecommunications products and publishes telephone directories for its affiliates and other telephone companies. ALLTEL's principal executive offices are located at One Allied Drive, Little Rock, Arkansas 72202, and its telephone number is (501) 905-8000.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information ALLTEL files with the SEC in the future will automatically update and supersede information contained in this prospectus. We incorporate by reference ALLTEL current report on Form 8-K filed August 13, 1999, ALLTEL annual report on Form 10-K for the year ended December 31, 1998, as amended by Forms 10-K/A filed on March 26, 1999, and April 30, 1999 (except for Item 8 - Financial Statements and Supplementary Data), any filings made with the SEC since December 31, 1998, under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the securities being offered.

         ALLTEL will provide free copies of any of those documents, if you write or telephone us at:

                               Investor Relations
                                One Allied Drive
                           Little Rock, Arkansas 72202
                             Telephone (501)905-8999

                              AVAILABLE INFORMATION

         We have filed this prospectus as part of a registration statement on Form S-3 with the SEC. The registration statement contains exhibits and other information that are not contained in this prospectus. Descriptions in this prospectus of the provisions of documents filed as an exhibit to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described below.

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's web site at http://www.sec.gov.

                                 USE OF PROCEEDS

         All of the shares of ALLTEL common stock covered by this prospectus are being offered for the account of the selling shareholders listed below.
We will not receive any proceeds from the offering.

                              SELLING SHAREHOLDERS

         All of the 8,014,204 shares of ALLTEL common stock covered by this prospectus are being offered for the account of the following selling shareholders:

                          Blue Valley Telephone Company
                       Cellular, Inc. Network Corporation
                           Columbus Datacentric, Inc.
                        Columbus Telephone Company, Inc.
                           Cunningham Management, Inc.
                       Cunningham Telephone Company, Inc.
                                   Don Cooksey
                   The Golden Belt Telephone Association, Inc.
                           Gorham Communications, Inc.
                             Grauer Management, Inc.
               H & B Communications, Inc. H & B Enterprises, Inc.
                             Home Enterprises, Inc.
                          KanOkla Communications, Inc.
                          LaHarpe Communications, Inc.
                          Madison Communications, Inc.
                           MoKan Communications, Inc.
                            Mutual Telephone Company
                        Peoples Telecommunications, Inc.
                 Rainbow Telephone Cooperative Association, Inc.
                            RTSC Communications, Inc.
                           S & A Communications, Inc.
                              S & T Cellular Corp.
                       South Central Communications, Inc.
                                  Lawrence Tew
                            Totelcom of Kansas, Inc.
                         Tri-County Communications, Inc.
                          Twin Valley Management, Inc.
                       United Telephone Association, Inc.
                              Wamego Cellular, Inc.

                                  Zaziwil, Inc.
                              Zenda Cellular, Inc.

         The selling shareholders represent the current sole shareholders of Liberty Cellular, Inc., the sole unit holders of Kini L.C., and the sole shareholder of Southern Data, Inc. and the previous principal shareholder of Advanced Information Resources, Ltd. We completed a merger with Advanced Information Resources, Ltd. on September 3, 1999, and we plan to complete mergers with Liberty Cellular, Inc., Kini L.C. and Southern Data, Inc. prior to October 31, 1999. In the mergers, we plan to issue 8,014,204 shares of ALLTEL common stock to the selling shareholders in exchange for all of the outstanding shares of capital stock of Liberty Cellular, Inc., Advanced Information Resources, Ltd., and Southern Data, Inc. and all of the outstanding ownership units of Kini L.C. Other than the mergers and except for Don Cooksey, none of the selling shareholders has held any position or office nor has any of them had a material relationship with ALLTEL or any of its affiliates within the past three years. Don Cooksey is the Managing Director - Commercial Lending Division of ALLTEL Information Services, Inc., a wholly-owned subsidiary of ALLTEL.

         In connection with the mergers, we have agreed to, among other things, file the registration statement of which this prospectus is a part with the SEC to register the shares of ALLTEL common stock issued in the mergers. The agreements of merger relating to the mergers provide that we are to pay all registration expenses incurred in connection with this registration except that the selling shareholders are to pay all selling commissions, underwriting discounts and disbursements, transfer taxes and fees and expenses of separate counsel applicable to their sale of shares of ALLTEL common stock issued in the mergers. Other than for the shares obtained by Don Cooksey and to be obtained by Lawrence Tew, we have agreed to use our reasonable best efforts to maintain the effectiveness of this registration statement until the earlier of the date of the one year anniversary of the date the registration statement is declared effective by the SEC or the date each of the selling shareholders' shares of ALLTEL common stock acquired in the mergers become transferable without registration in one transaction in accordance with Rule 144 of the Securities Act of 1933.

         The following table sets forth the number of shares of ALLTEL common stock to be held by each selling shareholder prior to the offering and the number of shares that may be offered for the selling shareholder's account pursuant to this prospectus.

                                                 Number of      Number of Shares
                                                Shares to be        that May Be
                                                Held Prior to   Offered Pursuant
   Name of Selling Shareholder                    Offering      to this Offering


Blue Valley Telephone Company                       242,584          242,584
Cellular, Inc. Network Corporation                  213,607          213,607
Columbus Datacentric, Inc.                          245,018          245,018
Columbus Telephone Company, Inc.                      3,618            3,618

Don Cooksey                                         757,225          757,225
Cunningham Management, Inc.                         278,415          278,415
Cunningham Telephone Company, Inc.                    3,618            3,618
The Golden Belt Telephone Association, Inc.         289,119          289,119
Gorham Communications, Inc.                         154,163          154,163
Grauer Management, Inc.                             287,226          287,226
H & B Communications, Inc.                           20,944           20,944
H & B Enterprises, Inc.                             277,207          277,207
Home Enterprises, Inc.                              378,900          378,900
KanOkla Communications, Inc.                        150,817          150,817
LaHarpe Communications, Inc.                        247,428          247,428
Mutual Telephone Company                            189,962          189,962
Madison Communications, Inc.                        276,323          276,323
MoKan Communications, Inc.                          277,295          277,295
Peoples Telecommunications, Inc.                    243,877          243,877
Rainbow Telephone Cooperative
Association, Inc.                                   286,106          286,106
RTSC Communications, Inc.                           308,550          308,550
S & A Communications, Inc.                          108,181          108,181
S & T Cellular Corp.                                282,276          282,276
South Central Communications, Inc.                  162,246          162,246
Lawrence Tew                                        257,000          257,000
Totelcom of Kansas, Inc.                            346,716          346,716
Tri-County Communications, Inc.                     285,208          285,208
Twin Management, Inc.                               311,450          311,450
United Telephone Association, Inc.                  271,767          271,767
Wamego Cellular, Inc.                               295,788          295,788
Zaziwil, Inc.                                       316,689          316,689
Zenda Cellular, Inc.                                244,881          244,881
          Total                                   8,014.204        8,014,204

                              PLAN OF DISTRIBUTION

         The selling shareholders may effect the distribution of the shares in one or more transactions that may take place through the New York Stock Exchange, including block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. The selling shareholders may also sell the shares directly to broker-dealers acting as principals and/or to broker-dealers acting as agents for themselves or their customers. Sales of the shares will be made at market prices prevailing at the time of sale or at negotiated prices. It is possible that the selling shareholders will sell the shares at a price per share below the then market price. In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales in the course of hedging the positions they assume with a selling shareholder. The selling shareholders also may sell the shares short and deliver the shares to close out their positions, and may loan or pledge their shares to a broker-dealer who may the have the right to sell the loaned or pledged shares on default or otherwise. Selling shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales. We have agreed to pay registration expenses incurred in connection with this registration of approximately $153,799.

         The aggregate proceeds to the selling shareholders from the sale of the shares will be the purchase price of the ALLTEL common stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by us. The selling shareholders and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of the shares by them and any commissions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                 LEGAL OPINIONS

         Friday, Eldredge & Clark will provide ALLTEL with an opinion that the shares being offered in this prospectus are legally and validly issued. Certain partners of Friday, Eldredge & Clark beneficially owned as of September 26, 1999, 930 shares of ALLTEL common stock.

                                     EXPERTS

         The consolidated financial statements of ALLTEL as of December 31, 1998, and for each of the years in the three-year period ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in ALLTEL's current report on Form 8-K filed on August 13, 1999 and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Securities and Exchange Commission Filing Fee.       $151,779
          Counsel Fees and Expenses.                              1,000
          Miscellaneous Expenses.                                 1,000
                                                               --------
          Total                                                $153,779

Item 15. Indemnification of Directors and Officers.

         Article VII of the Amended and Restated Certificate of Incorporation of ALLTEL (the "Certificate") provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. Article VII of the Certificate also requires ALLTEL, to the fullest extent expressly authorized by Section 145 of the Delaware General Corporation Law, to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

         In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under the indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors and officers liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. ALLTEL will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance. The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

         The Certificate provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. Under the Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the Delaware General Corporation Law will automatically extend to ALLTEL's directors, officers, employees, or agents, as the case may be.

         The selling shareholders have agreed to indemnify the Registrant's directors, its officers who signed the registration statement, and its controlling persons against certain liabilities that might arise under the Securities Act of 1933 from information furnished to the Registrant by or on behalf of any such indemnifying party.

Item 16.        Exhibits.

       5        -      Opinion of Friday, Eldredge & Clark. (1)

       23(a)    -      Consent of Arthur Andersen LLP. (1)

       23(b)    -      Consent of counsel is contained in Opinion of
                       Counsel filed as Exhibit 5.

       24(a)    -      Powers of Attorney. (2)
Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the

- --------------------
(1)  Filed herewith.
(2) All Powers of Attorney with respect to the Liberty Cellular, Inc. and Kini L.C. mergers have been previously filed. Powers of Attorney with respect to the Advanced Information Resources, Ltd. and Southern Data, Inc. mergers are filed herewith.

changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the forth in the "Calculation of Registration Fee" in this registration statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 29th day of September, 1999.

                                     ALLTEL CORPORATION

                                               By  *JOE T. FORD
                                                  ------------------------------
                                                   (Joe T. Ford, Chairman
                                                    and Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of September, 1999.


            Signature                                   Title
            ---------                                   -----

    *JOE T. FORD                            Chairman, Chief Executive Officer,
    ---------------------------              and Director
    (Joe T. Ford)

    *DENNIS E. FOSTER                       Vice Chairman and Director
    ------------------------------
    (Dennis E. Foster)

    *SCOTT T. FORD                          President, Chief Operating Officer,
    ------------------------------           and Director
    (Scott T. Ford)

    *JEFFERY R. GARDNER                     Senior Vice President- Finance
    -----------------------------            and Treasurer
    (Jeffery R. Gardner)                      (Principal Accounting Officer)

    *JOHN R. BELK                           Director
    ------------------------------
    (John R. Belk)

    *CHARLES H. GOODMAN                     Director
    ------------------------------
    (Charles H. Goodman)

    *EMON A. MAHONY, JR.                    Director
    ------------------------------
    (Emon A. Mahony, Jr.)

    *JOHN P. MCCONNELL                      Director
    ------------------------------
    (John P. McConnell)

    *FRANK E. REED                          Director
    ------------------------------
    (Frank E. Reed)

    *RONALD TOWNSEND                        Director
    ------------------------------
    (Ronald Townsend)

    *WILLIAM H. ZIMMER, JR.                 Director
    ------------------------------
    (William H. Zimmer, Jr.)


    *BY   /s/Francis X. Frantz
          -------------------------------------
          Francis X. Frantz, Attorney-in-Fact

EXHIBIT INDEX

    Official
   Exhibit No.                   Description
- ----------------- -------------------------------------------------------------

      5           Opinion of Friday, Eldredge & Clark as to the legality of the
                  Securities to be issued. (1)
    23(a)         Consent of Arthur Andersen LLP, Independent Public
                  Accountants. (1)
    23(b)         Consent of Counsel is contained in Opinion of Counsel filed as
                  Exhibit 5.
    24(a)         Powers of Attorney. (2)






(1)  Filed herewith.
(2) All Powers of Attorney with respect to the Liberty Cellular, Inc. and Kini L.C. mergers have been previously filed. Powers of Attorney with respect to the Advanced Information Resources, Ltd. and Southern Data, Inc. mergers are filed herewith.


                                      II-6

                                       12